                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM SB-2

                            Registration Statement
                                     Under
                          The Securities Act of 1933


                     AQUATIC CELLULOSE INTERNATIONAL CORP.
                     -------------------------------------
            (Exact name of registrant as specified in its charter)

Nevada                                        1600                    82-0381904
------                                        ----                    ----------
(State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. employer
incorporation or organization)     Classification Code Number    identification number)

          3704 32nd Street, Suite 301        Vernon, B.C.              VIT 5N6
          --------------------------------------------------------------------
         (Address of principal executive offices)                    (Zip Code)

              Registrant's Telephone number, including area code:

                                  Gary Ackles
                         3704 32/nd/ street, Suite 301
                             Vernon, B.C.  VIT 5N6
                                (800) 565-6544
           (Name, address and telephone number of agent for service)

                         Copies of communications to:

                             Owen Naccarato, Esq.
                            Naccarato & Associates
                          19600 Fairchild, Suite 260
                           Irvine, California 92612
                                (949) 851-9261

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

                                                Proposed       Proposed
                                                maximum        maximum
                                Amount          offering       aggregate       Exercise        Proceeds
Title of each class of          to be           price Per      offering        price           to the       Amount of
securities to be registered     registered (1)  share          price           per share (3)   Company      registration fee
---------------------------     --------------  ------------   ------------    -------------   ----------   -----------
Common Shares, par value
$.001 underlying secured
convertible debenture            5,300,000 (4)  $   0.60 (2)   $  3,180,000                                 $    839.52
--------------------------      --------------  ------------   ------------  -------------   ----------     -----------

Shares Underlying                  750,000                                   $  0.69         $  517,500     $    136.62
Warrants
--------------------------      --------------  ------------   ------------  -------------   ----------     -----------

Common Shares                      327,000      $  0.488 (5)   $    159,576                                 $     42.13
--------------------------      --------------  ------------   ------------  -------------   ----------     -----------

Total Registration Fee           6,377,000                                                                  $  1,018.27
--------------------------      --------------  ------------   ------------  -------------   ----------     -----------

(1) Represents the shares of Common Stock being registered for offer by the Company in connection with a proposed financing (the "Convertible Debenture Purchase Agreement"). Pursuant to Rule 415, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of Common Stock as shall be issued by the Company in connection with the Financing Arrangement between the Company and the investor. Such number of shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock issuable upon exercise of the convertible debenture. See "Risk Factors -- Dilution"

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the of the price of $.60 as per the terms indicated in Section 4 (c)(i) of the Convertible Debenture.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the terms of the warrants, $0.69 per share.

(4) Includes: a) 2,800,000 shares representing the conversion of the 12% debentures and related interest expense, and b) 2,500,00 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures.

(5) Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457(g) and based on the average of the high and low bid on our common stock on August 15, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                    PART I

                      INFORMATION REQUIRED IN PROSPECTUS

  The information in this prospectus in not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated August 18, 2000

                    AQUATIC CELLULOSE INTERNATIONAL CORP.

                       6,377,000 SHARES OF COMMON STOCK

     This prospectus relates to the sale of our common stock to investors and the resale of our common stock by selling stockholders listed on page 26.

     Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "AQCI". On August 15, 2000, the closing bid for our common stock as reported on the OTCBB was $ .50 per share.

     The Securities offered hereby are speculative and involves a high degree of risk. You should carefully read and consider our risk factors section on page 8 before making an investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

     The Shares of our common stock being offered by the selling stockholders have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  1.  General Registration on Form 10-SB12G filed on November 02, 1999;
  2.  Quarterly   Reports on Form 10-QSB for the periods ended August 31, 1999,
      November 30, 1999 and February 29, 2000.

     You may request a copy of these filings, at no cost, by writing to us at 3704 32/nd/ street, Suite 301, Vernon, B.C. VIT 5N6, phone (800) 565-6544, attention Gary Ackles.

     We have retained no underwriters in connection with this offering.

                THE DATE OF THIS PROSPECTUS IS August 18, 2000

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               TABLE OF CONTENTS


                                                                                                            Page No.
Summary of Information in the Prospectus .........................................................                 1
Risk Factors .....................................................................................                 4
Use of Proceeds  .................................................................................                 8
Price Range of Common Stock  .....................................................................                 8
Our Dividend Policy  .............................................................................                 9
Management's Discussion and Analysis of Financial Condition and
 Results of Operations............................................................................                10
Our Business .....................................................................................                11
Management .......................................................................................                16
Executive Compensation ...........................................................................                17
Certain Relationships and Related Transactions ...................................................                18
Principal Stockholders............................................................................                18
Description of Securities ........................................................................                19
Selling Stockholders..............................................................................                21
Plan of Distribution..............................................................................                23
Legal Proceedings ................................................................................                24
Experts ..........................................................................................                24
Legal Matters ....................................................................................                24
Other Available Information ......................................................................                24
Indemnification...................................................................................                25
Financial Statements..............................................................................                26

                   SUMMARY OF INFORMATION IN THE PROSPECTUS

  This prospectus summary highlights selected information contained in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements beginning on page F-1. Unless otherwise indicated, this prospectus assumes that none of our outstanding options or warrants are exercised into shares of our common stock.

AQUATIC CELLULOSE INTERNATIONAL CORP. CORPORATION

  Aquatic Cellulose International Corp. (" the "Company") is a Nevada Corporation originally organized as Aquatic Cellulose Ltd. ("ACL") and was incorporated in March of 1997.

  Located in Vernon, British Columbia, Canada, our Company is a forest industry based company whose resource is submerged timber. Our Company harvests submerged trees with a surface mounted robotic arm that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings) special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

  The key to our Company's business is obtaining timber and the rights to harvest. First, our Company researches a potential site to insure sufficient timber is recoverable to warrant an on-site visit. Next, our Company travels to the site for more extensive evaluations of the timber reserve. If the reserve is adequate, our Company meets with the local government officials to determine the ownership of the wood reserve. In most cases, once the wood has sunk to the bottom of the water location, the local government takes over ownership of the wood to insure that its environmental concerns are addressed. Once ownership is determined, our Company applies for an appropriate salvage permit.

  Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case our Company first meets with all appropriate government officials to receive approval from the host country to evaluate its inundated forests. Once received, our Company evaluates the target site to insure there is a sufficient volume of timber. Finally, our Company forms a joint venture alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and, put in place the down stream infrastructure to process the timber.

  This industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway on route to a mill or load out area. Our Company's management estimates that, in general, 17% of the logs on route by water to a mill or load out area, sink to the bottom of the waterway before reaching their destination.

   Inundated or salvage timber is viable for all types of finished product production, including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. Also, in its travels to South America, our Company's Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

   Presently there is not one operation existing that can consistently and systematically harvest or collect trees under water on a large scale, commercially viable basis. Furthermore, not one company has focused on the international market place. Existing operations typically focus on specific lakes with no stated plan to move outside of their home territory. Our Company has investigated underwater forests and salvage timber in Canada, the United States, and Central and South America. In addition to confirming the quality and location of the submerged forest, our Company also completed a physical examination of standing timber in reservoirs such as Ootsa Lake in B.C. and salvage timber in waterways such as Lake Superior. The wood examined was in excellent condition and suitable for harvest and processing. Our Company has also done on-sight evaluations of the Tucurui and Balbina reservoirs in Brazil.

   Our Company's timber harvesting system utilizes three technological innovations. The first is the harvesting system's camera system with "vision enhancement". The camera system utilizes low lux digitally enhanced optics (the ability to capture visual images in low light places) and lighting which provides real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.

   The second technology is the "Robotically Controlled Arms and Heads". Our Company has software that transforms individual arm and head joint position feed back data into an accurate real time graphical image. This software operates on a system of two Intel Pentium based computers that are networked together (the software is copyrighted by Gary Ackles.). Additionally, a true three-axis robotic control of the arm position and head functions are incorporated. There is a patent for the use of this visually enhanced robotically controlled arm in the recovery of submerged timber. The patent number is 6,024,145, effective date of 2/15/00, and belongs to our Company's president, Mr. Gary Ackles.

   The third feature is "Sonar Imaging". The visual range provided by this vision system is extended by three separate but complementary systems. The first system is the bottom scan which gives the profile of the submerged terrain plus the depth and distance between the head and the targets. The second system, the polar sector scan, is an uninterrupted 360 degree sweep of the harvesting area and provides the operator with a continuous overview of all trees in the harvest area including a "nest tree" location data. The third system is a state of the "real time" sonar, which rotates with the harvester head allowing the operator to target and capture individual trees.

   All three technologies were incorporated in the development and construction of a fully functional unit for log salvage operations called the ATH-60. In the fall of 1998, the ATH-60 performed a project on Monty Lake, Southern Interior of Central British Columbia, Canada, in the recovery of sunken timber. The project was a success and established that the ATH-60 could perform and do so consistently. Currently the ATH-60 is harvesting timber at the Company's Brazil project.

   Our company has two main target markets. The first is reservoirs, including hydroelectric projects, irrigation dams, etc. There are over 38,000 large dams in the world and a significant number of these have nearby reservoirs containing timber. Thus, this is the main source of standing inundated timber. Our Company has done evaluations of the Tucurui and Balbina reservoirs in Brazil and is investigating other regions such as Chile, Argentina, Venezuela, Panama and New Zealand. These evaluations revealed that Brazil's submerged forests contain a multitude of wood species of which at a minimum, 60% of the wood can be used for saw wood and the remaining 40% for plywood. Secondary markets in this arena would include hydroelectric utility companies, forestry companies and governmental agencies (i.e. those involved in power generation, foreign investment, economic development and the environment).

   The second market is salvage timber, much of which sank to the bottom of lakes and rivers many years ago. Some state and provincial governments treat this timber as un-owned and consider them Natural Resources, collecting a token stumpage fee upon harvest.

Recent Events
-------------

     Secured Convertible Debenture Purchase Agreement Executed
     ---------------------------------------------------------

     On May 4, 2000 our Company entered into a Secured Convertible Debenture Purchase Agreement which calls for the issuance of two 12% secured convertible debentures with an aggregate principal amount of $1,500,000, to be completed in two traunches, the first traunche of $500,000 was received on the execution of the agreement and the second traunche of $1,000,000 is due within thirty days after the effective date of this registration. These debentures are convertible (plus related interest expense) into the Company's common stock at the lesser of
(1) $.60 per share and (2) 70% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date. This transaction also calls for the issuance of two Warrants due on the closing date of the first traunch, entitling each of the two accredited investors to purchase up to 125,000 shares of common stock at an exercise price of $0.69 per share and expire on or before May 4, 2003. Additionally, our Company is to issue Warrants due after the effective date of this registration, entitling each of the two accredited investors to purchase up to 250,000 shares of common stock at an exercise price of $.69.

                                 The offering

Common stock outstanding...................37,425,985   shares of common stock


Common stock to be
Offered by our selling
investors    ......   6,377,000 shares, which includes 750,000 shares underlying
                      Warrants.

Market for our
common stock.....     Our common stock trades on the Over-the Counter Bulletin
                      Board, also called OTCBB, under the trading symbol "AQCI".
                      The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.

                                 Risk Factors

     Any investment in shares of our Company's common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our Company's common stock. If any of the following risks actually occur, our Company's business would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our Company's common stock.

The technology is new and subject to the risks of a new business.  Our Company
----------------------------------------------------------------
began testing the ATH-60 technology in the fall 1998 in Monty Lake, Southern Interior of Central British Columbia, Canada. Our company plans to contract out for the construction of a second unit upon receipt of funding. Our Company has only just begun to market our technology internationally. Without additional funds for more equipment, our Company may not be able to increase its customer base at a sufficient rate to fund operations and development.

More Financing Is Needed For Growth.   Our Company has limited financial
-----------------------------------
resources. Until our operating results improve, we must obtain outside financing to fund the expansion of our business. Any additional debt or equity financing may be dilutive to our shareholders. Financing must be provided from our operations, or from the sale of equity securities, borrowing, or other sources of third party financing. The sale of equity securities could dilute our existing stockholders' interest, and borrowings from third parties could result in our assets being pledged as collateral and loan terms that would increase our debt service requirements and could restrict our operations. There is no assurance that capital will be available from any of these sources, or, if available, upon terms and conditions acceptable to us.

Risk of Dilution. The issuance of these shares will have a dilutive effect on
-----------------------------------------------------------------------------
our common stock and may lower our stock price.  We have reserved a significant
-------------------------------------------------------------------------------
number of shares of our common stock for issuance upon the conversion of
------------------------------------------------------------------------
convertible debentures, and the exercise of our warrants.
--------------------------------------------------------

     As of July 31, 2000, we had outstanding $500,000 of convertible debentures that can be converted into shares of our common stock. Within thirty days after the effective date of this registration additional debentures amounting to $1,000,000 will be issued. The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price, cannot be determined until the day of conversion and is calculated by a formula set forth in the convertible debenture section 4 "Conversion". There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. These convertible debentures have a conversion price that is the lesser of (1) $0.60 and (2) 70% of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the applicable conversion date. Thus, the debentures will be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value. The current convertible debentures may be converted into common stock at any time prior to their maturity date of May 4, 2001.

     As of July 31, 2000, we had outstanding a total of 250,000 warrants to purchase our common stock at an exercise price of $0.69, which is above the current market price. These warrants may be exercised any time and from time to time up to and including May 4, 2003 If the exercise of these warrants occur at below market prices, shareholders will be subject to an immediate dilution in their per share net tangible book value.

     We have reserved for a large number of shares to be issued on the conversion of the convertible debentures and upon exercise of all outstanding warrants. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

     As of July 31, 2000 we have reserved for 200% of the minimum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 5,000,000 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming.

Limited Operating History. Our Company was incorporated in the State of Nevada
-------------------------
on February 28, 1997. Our Company has a limited operating history and is in its emerging stages. There can be no assurance that our Company will continue to develop or will be able to meet its objectives, or that there will be a market for its products and services, or that our Company will operate at a profit, and if the Company is not able to do so, investors risk losing their entire investment.

Minimal Revenues From Operations. Our Company recently began operation with
--------------------------------
their ATH-60 Harvester. Although minimal revenue has started to be realized from the Brazilian project, our management estimates that it will take approximately three to four more months before significant revenue will commence.

Speculative Nature of Business.  The profits of an enterprise involved in the
------------------------------
submerged timber industry are generally dependent upon the market price per individual wood species, compared with the cost of the products recovery, marketing and distribution. Our customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which the Company has no control, such as among other things, unpredictable critical reviews and appeal to the public.

Dependence upon Acquisition Rights to Properties &  Recovery Financing.  Our
----------------------------------------------------------------------
Company's profitability will be dependent upon its ability to successfully locate, acquire rights and harvest submerged timber properties and market the harvested timber.

Copyright Protection & Pirating.   Our Company's technology is owned by our
-------------------------------
Company's President, who has granted our Company an exclusive right to its use. This exclusive right is limited for use in the forestry industry. There is no practical protection from the creative properties being illegally copied by others.

Dependence Upon Management.  The success of our Company is dependent upon the
--------------------------
continued services of Mr. Gary J. Ackles, its President and Chairman of the Board. Although the Company has entered into an employment agreement with Mr. Ackles, the loss to the Company of this individual's services may adversely affect the Company's businesses.

Dependence of Offering.  Even if the securities offered hereby are sold, no
----------------------
assurance can be given that the contemplated business activities of our Company will prove successful or profitable and that our Company will be able to generate adequate cash flow to continue its proposed business activities.

Conflicts of Interest. Our Company has engaged in transactions with its
---------------------
management in the past, and it can be expected to engage in such transactions in the future. In each case, the transactions are approved by our Board of Directors and are considered to be fair to, and in the best interests of our Company.

Competition  Our Company faces keen competition in all aspects of its business.
-----------
Our Company will be competing for customers with other timber companies, many of which have substantially greater assets and resources than those of our Company. Major companies presently dominate the timber industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of our Company.

Use of All Proceeds not Specifically Allocated. This offering is not a Blind-
----------------------------------------------
Pool Offering, through which funds are only generally allocated to its purposes. Thus, investors will entrust their funds with our management on whose judgment the investors must depend with only limited information about our management's specific intentions.

Dividends. Our Company has not paid or declared any cash dividends on its stock
---------
in the past, nor does it contemplate paying dividends in the foreseeable future since it will use all of its earnings, if any, to finance expansion of its
operations.   Future dividends will depend on earnings, if any, of our Company,
our financial requirements and other factors.   Investors who anticipate the
need for income from dividends should refrain from the purchase of the securities being offered hereby.

Current Capital.  Our Company's current capital is not sufficient to enable it
---------------
to continue upon its proposed operations. Therefore its ability to do business is contingent upon the successful offering and sale of the securities offered hereby, of which there can be no assurance that such offering will be successful. Additionally, there can be no assurance that even should our Company be successful in raising funds, that we would be successful in ours operations to generate enough revenues to continue as a going concern.

Employees. Many of the individuals associated with our Company have experience
---------
in the business, however, we rely heavily on our President Mr. Ackles for the day to day operations of the business. If Mr. Ackles were to leave the Company, we would have a difficult time continuing operations.

Marketing.   The business of marketing requires new and innovative ideas.  There
---------
is no assurance that any of our Company's products will be successfully received in the marketplace.

"Penny Stock" Issues.  The shares of the Common Stock are "penny stocks" as
 -------------------
defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

     If our Company can meet the listing requirements in the future, management intends to apply to include the shares of the Common Stock being registered hereby for quotation on The NASDAQ SmallCap Market operated by The NASDAQ Stock Market. Our Common Stock has not yet been approved for quotation on The NASDAQ SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed that it will be sustained. The NASDAQ Stock Market recently approved changes to the standards for companies to become listed on The NASDAQ SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. If our Company is unable to satisfy the requirements for quotation on The NASDAQ SmallCap Market, trading in the Common Stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the Common Stock are listed for quotation on The NASDAQ SmallCap Market, the market price of the shares must remain above $5.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from The NASDAQ SmallCap Market and will once again be quoted on the OTC Bulletin Board .

Resale Restrictions.  Various state securities laws impose restrictions on
-------------------
transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

                 Information about Forward-Looking Statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans
Objectives
Goals
Strategies
Expectations for the future
Future performance and events
Underlying assumptions for all of the above
Other statements, which are not statements of historical facts

These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:
-  Our ability to respond to changes in the marketplace
-  Competitive factors
-  The availability of financing on terms and conditions acceptable to us
-  The availability of personnel with the appropriate technical skills

We have no obligation to update or revise these forward-looking statements to reflect future events.

                                Use of Proceeds

The Company will not receive any proceeds upon the issuance of the common stock that is the subject of this registration. However, within thirty days after the effectiveness of this registration statement, pursuant to the Secured Convertible Debenture Purchase Agreement, the Company is to receive $1,000,000. If all the warrants in this offering are exercised, the net proceeds to us from the exercise of warrants, after the deduction of offering expenses, will be approximately $ 464,929. The Company intends to use the net proceeds to finance the construction of additional harvesting equipment and to expand its operations in Brazil. .

                          Price Range of Common Stock

Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "AQCI". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

                                 High Bid  Low Bid


Fiscal 1998:                     -------   ------
-------------
First Quarter 1998               .34       .10
Second Quarter 1998              .36       .09
Third Quarter 1998               .36       .025
Fourth Quarter 1998 (5/31/99)    .235      .017

Fiscal 1999:
First Quarter 1999               .72       .14
Second Quarter 1999              .93       .25
Third Quarter 1999               .90       .45
Fourth Quarter 1999 (5/31/00)   1.25       .50

                         Transfer Agent and Registrar

The Company's transfer agent is Oxford Transfer & Registrar located at 317 Southwest Alder, Suite 1120, Portland, Oregon, 92704.

                              Our Dividend Policy

     The Company anticipates that for the foreseeable future, earnings will be retained for the development of is business. Accordingly, the Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.


           Management's Discussion and Analysis or Plan of Operation

Plan of Operation

     The short-term objectives of the Company are the following:

     1. Continue expansion of the Brazilian harvesting project. This expansion will require additional equipment and labor plus training and support. Implementation of these items have already started.
     2.   Seek out and develop key alliances, acquisitions and joint ventures.
     3. Establish new lumber markets, especially with respect to rare and exotic species.
     4.   Expand international operations to a third continent.
     5. Purchase additional harvesting equipment to be placed into its current operations.

     The Company's long-term objectives are as follows:

     1. To increase lumber reserves to a level that will provide for future revenues and long-term growth.
     2.   To continue upgrades of the robotic technology.

Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations.

There is no expected or planned sale of significant equipment by the Company.

The Company's work force is expected to triple from the current level over the next twelve months.

                             Results of Operations

Year Ended May 31, 2000
-----------------------

     The company realized revenue of $353,125 for the year ended May 31, 2000, compared with $3,070 for fiscal 1999. Fiscal 2000 revenue included a sale to a U.S. purchaser in the amount of $262,500 with the remainder of sales being to several Brazilian buyers.

     Cost of sales reflect certain inefficiencies typical to start-up operations, and is comprised of the costs of harvesting and transporting timber, consisting primarily of wages, fuel and supplies. Compensation of on-site management included the issuance of 207,950 shares valued at $143,256. As fiscal 1999 revenue was from sundry sales there were no costs directly attributable to such revenue.

     Financing fees of $76,500 in fiscal 2000 relate to legal and other fees incurred in connection with the Company's Secured Convertible Debenture Purchase Agreement financing including the issuance of related Investor Warrants.

     Engineering design expense consists of costs incurred to maintain and improve the Company's harvesting equipment. This expense decreased from $80,288 in 1999 to $60,693 in 2000 as the harvester was in production in 2000 and therefore less time was spent on research and development.

     Selling, general and administration expenses increased from $404,091 in 1999 to $851,749 in 2000. There expenses consist primarily of advertising and promotion, professional fees, travel, administrative salaries, office expenses and investor relations expenses. All of these expenses increased in fiscal 2000 as the Company established operations in Brazil and investigated opportunities elsewhere. These expenses were paid for in part, by the issuance of 514,050 shares and the commitment to issue an additional 227,000 shares, all valued at $453,944. In fiscal 1999, a total of 6,798,000 shares were issued, valued at $188,046, in respect of services included in selling, general and administrative expenses.

     The Company incurred a loss in fiscal 2000 of $985,748 compared with a loss of $483,469 in fiscal 1999.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Net cash used in operating activities in fiscal 2000 amounted to $561,098 compared to $309,543 in fiscal 1999. The increased use of cash is mainly attributable to the costs incurred in setting up operations in Brazil and increases in selling, general and administrative expenses.

Financing activities generated net cash of $723,500 in fiscal 2000 compared with $383,323 in fiscal 1999. The issuance of shares for cash generated $50,000 in fiscal 2000 compared to $383,323 in fiscal 1999. Other sources of financing in fiscal 2000 included receipt of the share subscription amount of $250,000 with respect to shares issued in fiscal 1999, and proceeds from the issuance of debentures in the amount of $500,000 less financing fees related thereto of $76,500.

At May 31,2000 the Company had cash of $271,864 and accounts receivable of $268,813 for total liquid assets of $540,677. Accounts payable and accrued liabilities at May 31, 2000 amounted to $167,685, of which $133,500 to be settled by the issuance of 227,000 shares.

It is anticipated that the $500,000 convertible debentures payable will be converted into shares in accordance with the terms of these debentures.

                                 Our Business

     Located in Vernon, British Columbia, Canada, our Company is a forest-based company focusing on what was once considered a lost resource. That resource is submerged timber. AQCI has in place the processes and equipment necessary to access and recover this valuable resource. This submerged timber is still of excellent quality and can be used for plywood, sawn lumber, and a wide variety of wood fiber processes. Our Company's principal activity is the development of equipment for underwater harvesting, procurement of contracts for the salvage and harvest of submerged timber and the harvesting and salvaging of submerged timber.

     Our Company harvests trees with a surface mounted robotic arm that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings) special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

     Our Company uses a simple but effective way to obtain timber and the rights to harvest timber in Canada and the United States. First, our Company researches a potential site to insure sufficient timber is recoverable to warrant an on-site visit. Next, our Company travels to the site for more extensive evaluations of the timber reserve. If the reserve is adequate, our Company meets with the local government officials to determine the ownership of the wood reserve. In most cases, once the wood has sunk to the bottom of the water location, the local government takes ownership of the wood to insure that all environmental concerns are addressed. Once ownership is determined, our Company applies for an appropriate salvage permit.

     Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case our Company first meets with all appropriate government officials to receive approval from the host country to evaluate its inundated forests. Once received our Company evaluates the target site to insure sufficient volume of timber. Finally our Company forms a strategic alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and put in place the down stream infrastructure to process the timber.

     It is our Company management's belief that there is pressure to reduce the consumption of land base timber. We believe our Company is strategically positioned by being able to access and supply a unique alternate wood source. Another plus is that our Company has entered into a segment of the industry with minimal competition.

     Our Company also offers a unique method of harvesting timber. Presently submerged forests are harvested by divers using hand-operated equipment which poses a high risk of injury to the divers plus this method has a slow wood recovery rate (8 to ten trees per day recovered). Our Company, with its harvester, offers a method of wood recovery that has a higher rate of recovery, is cost effective and is a safer method of wood recovery not requiring divers.

     This industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway en route to a mill or load out area. The Company's management estimates that in general 17% of the logs en route by water to a mill or load out area, sink to the bottom of the waterway before reaching their destination.

     Inundated or salvage timber is viable for all types of finished product production including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. Also, in its travels to South America, our Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

     Our Company has investigated underwater forests and salvage timber in Canada, the United States, and Central and South America. In addition to confirming the quality and location of the submerged forest, our Company also completed a physical examination of standing timber in reservoirs such as Ootsa Lake in B.C. and salvage timber in waterways such as Lake Superior. The wood examined was in excellent condition and suitable for harvest and processing. Our Company has also done on-sight evaluations of the Tucurui and Balbina reservoirs in Brazil. The Tucurui reservoir, located in the northern interior of Brazil, was created in 1984. When the reservoir filled, it covered over 100,000 hectares of old growth rain forest. Local plywood and lumber producers have harvested trees from these reservoir using divers. The wood recovered was found to be excellent for processing, however, this recovery process was found to be slow and inefficient and represented a significant danger to the workers due to the inherent dangers associated with manually cutting trees using scuba divers.

     Presently there is not one operation existing that can consistently and systematically harvest or collect trees under water on a large scale, commercially viable basis. Furthermore, not one company has focused on the international market place. Existing operations typically focus on specific lakes with no stated plan to move outside of their home territory.

     Our Company's Management and contracted technical staff in investigating the world market potential for our Company's service have viewed significant submerged timber resources and inundated forests in South and Central American, the United States, Canada and South East Asia. In addition, in our Company management's opinion, declining timber supply is one of the biggest threats to the forest industry. We intend to be the company that supplements that source of timber.

     Additionally, timber supplies are declining internationally, especially in tropical countries with precious hard woods. In our Company's travels to South America, information was communicated to our management that the governments of its developing countries are experiencing pressure to reduce the amount of rain forest that is harvested each year. Aquatic Cellulose International Corp offers an environmentally sound method of retrieving this lost resource as well as offering a product that will be accepted as an alternative to harvesting the shrinking rain forest.

     Our Company's timber harvesting system utilizes three technological innovations. The first is the harvesting system uses a camera system with "vision enhancement". The camera system utilizes low lux digitally enhanced optics (the ability to capture visual images in low light places) and lighting which provides real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.

     The second technology is the "Robotically Controlled Arms and Heads". Our Company has software that transforms individual arm and head joint position feed back data into an accurate real time graphical image. This software is operated on a system of two Intel Pentium based computers that are networked together (the software is copyrighted by Gary Ackles.). Additionally, a true three-axis robotic control of the arm position and head functions are incorporated. There is a patent for the use of this visually enhanced robotically controlled arm in the recovery of submerged timber. The patent number is 6,024,145, effective date of 2/15/00, and belongs to our Company's president, Mr. Gary Ackles.

     The third feature is "Sonar Imaging". The visual range provided by this vision system is extended by three separate but complementary systems. The first system is the bottom scan which gives the profile of the submerged terrain plus the depth and distance between the head and the targets. The second system, the polar sector scan, is an uninterrupted 360 degree sweep of the harvesting area and provides the operator with a continuous overview of all trees in the harvest area including a "nest tree" location data. The third system is a state of the "real time" sonar, which rotates with the harvester head allowing the operator to target and capture individual trees.

     All three technologies were incorporated in the development and construction of a fully functional unit for log salvage operations called the ATH-60. In the fall of 1998, the ATH-60 performed a project on Monty Lake, Southern Interior of Central British Columbia, Canada, in the recovery of sunken timber. The project was a success and established that the ATH-60 could perform and do so consistently. Our Company is currently in the process of creating a second unit referred to as the ATH-120, which is specially designed for the deeper harvest of large diameter submerged timber. All the ATH-120 CAD-drawings and technical evaluations are done with construction to begin when funds become available.

     Our company has two main target markets. The first is reservoirs, including hydroelectric projects, irrigation dams, etc. There are over 38,000 large dams in the world and a significant number of these contain timber. Thus, this is the main source of standing inundated timber. Our Company has done evaluations of the Tucurui and Balbina reservoirs in Brazil and is investigating other regions such as Chile, Argentina, Venezuela, Panama and Australia. These evaluations revealed that Brazil's submerged forests contain a multitude of wood species of which at a minimum, 60% of the wood can be used for saw wood and the remaining 40% for plywood. Secondary markets in this industry would include hydroelectric utility companies, forestry companies and governmental agencies (i.e. those involved in power generation, foreign investment, economic development and the environment).

     The second market is salvage timber, much of which sank to the bottom of lakes and rivers years many years ago. Some states and provinces treat these logs as un-owned logs and consider them as Natural Resources, collecting a token stumpage fee upon harvest.

  There is no requirement for government approval for the marketing or use of our Company's principal products or services. Our Company's products and services are usually thought of as improving environmental conditions through the removal of trees that are no longer adding to the ecosystem.

  There are no existing or probable governmental regulations on our Company's business. Governmental agencies are generally in favor our Company's technology and its by products.



Important Events
----------------

        Some events that are in process and our Company's management believes are favorable to the future of our Company are as follows:

a. Dispatch of Survey/evaluation Team: On May 12, 2000, our Company announced that sometime in June, 2000, it would be dispatching a specialized team of survey technicians to Brazil to explore and survey five major tributaries throughout the Amazon region of Brazil to accurately assess the scope and value of the regions timber reserves. Currently, the team has returned and is in the process of filtering the data retrieved via the computer. The process of mapping specific locations will begin soon.

b. Secured Convertible Debenture Purchase Agreement Executed: On May 11, 2000, our Company announced that it completed an initial round of investment funding. The form of this funding was set up as debentures convertible into common stock plus warrants.

c. First Brazil Harvest Sent to U.S. For Processing: On May 2, 2000, our Company announced that it shipped timber harvested in Brazil to the U.S. for processing. The sale for this timber of$262,500 was recorded in February, 2000. This is of particular importance for it confirms to our Company's Brazilian customers as well as other potential customers that AQCI's diverless harvesting system is commercially viable. The sale of the timber was a result of our Company entering into an alliance with a U.S Manufacturer and Distributor for the distribution of our Company's harvested hardwoods to the U.S. market.

d. Strategic Alliance Formed to Distribute Harvested Lumber: On April 25, 2000 our Company announced the forming of a Strategic Alliance with a Brazilian based lumber company to distribute harvested timber to the South American and European markets. This alliance improves our Company's existing distribution network.

e. AQCI Reaches Out to New Zealand: On April 18, 2000 our Company announced that it reached an understanding with a New Zealand forest company for the harvesting of aquatic timber from the waterways in the North Island of New Zealand. A representative of our Company will travel to New Zealand in the fall to establish the groundwork for implementing such an undertaking.

f. Tucurui, Brazil, Amazon River Project: On April 14, 2000, our Company announced that it is in the final stages of negotiations for harvesting timber along several tributaries of the Amazon River. This would be of particular importance as it would represent the second potential long-term project in Brazil. The evaluation process is underway to insure that the harvesting rights presented are valid and also the surveying of locations to ensure that sufficient timber reserves exist. This surveying was completed the first week of July and the data is under evaluation.

g. AQCI Increases Amazonian Production: On March 28, 2000 our Company announced that it placed into service two additional non harvesting recovery vehicles (service boats) to assist the recovery vehicles employed on the Amazon project. Our Company estimates that the additional vehicles should increase existing production as well as downstream efficiency.


Accomplishments
---------------

     Mr. Ackles, the CEO/President of our Company, developed the robotic arm for harvesting timber in 1995, prior to joining the Company. In 1996, upon joining our Company, Mr. Ackles granted our Company the right to use his robotic arm in the submerged forest industry for harvesting timber. Shortly afterward our Company, under the direction of Gary Ackles, began developing the prototype of the ATH-60 Aquatic Timber Harvester. With the ATH-60 under development, Mr. Ackles began pursuing domestic and international projects. One of our Company's objectives when pursuing projects was to gain the rights to the submerged timber resources.

     In March 1997, the Brazilian government asked Mr. Ackles to consider the Tucurui reservoir as a possible site to begin commercial harvesting of timber. Mr. Ackles traveled to Brazil in June 1997 to evaluate the Tucurui reservoir's potential and in August 1997 announced that our Company would be moving forward on this project once the construction of the harvester was completed.

     In September 1998, our Company completed building the prototype model of the ATH-60 harvestor. The model was tested at Monty Lake, in the central interior of British Colombia. The ATH-60 test was successful and our Company was then able to move forward in securing projects for harvesting of timber. The first revenue derived from harvesting of timber was recognized in the fiscal third quarter of 1999.

     In May of 1999 our Company technical evaluation team was sent to Brazil to evaluate the Brazilian Tucurui reservoir and reported that the reservoir encompassed approximately 400,000 acres of submerged timber and contained numerous species of timber that was ideal for harvesting.

     During the summer of 1999, the ATH-60 was refit with a larger head and joints, which enabled it to handle the requirements of the large Brazilian timber.



Short Term Objectives
---------------------

     In the short term, our Company intends to build more harvesters and phase then into the Tucurui project. Our Company will begin the construction of these additional harvesters as soon as funds become available. Additionally, our Company is continuing to form relationships both domestically and around the world.

Long Term Objectives
--------------------

     Our Company's long-term objectives are to secure additional harvesting rights of inundated and salvage timber to ensure future stability and long-term growth. Also of key importance is the commitment to continued development of our Company's licensed technology and equipment to maintain our lead position in this emerging industry.


                               Strategic Vision

     Our Company's vision is to continue supplying viable supplemental sources of timber. This vision will require that our Company establish a reserve base of inundated and salvage timber, which will insure the future stability and long-term growth of our Company. Our Company is also committed to continue being involved in the development of the technology and equipment needed to maintain its lead position in this emerging industry.

                                   Employees

Our Company employs a total of four full time employees.


                                  Management
Executive Officers and Directors

Name                   Age        Position
----                   ---        --------

Gary J. Ackles          46    President & Director
Shane Kerpan            30    Secretary & Treasurer
Claus Wagner-Bartak     62    Director


     The officers and Directors of our Company will devote only such time as they deem appropriate in the business affairs of our Company. It is, however, expected that the officers will devote the time deemed necessary to perform their duties for the business of our Company.

     The directors of our company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Biographies Of Our Executive Officers And Directors

     Gary J. Ackles: Mr. Ackles was appointed to the Board of Directors on July 1,1997, to fill a vacancy. Mr. Ackles was President and founder of Aquatic Cellulose Ltd., and creator of the Aquatic Timber Harvester System. Mr. Ackles has over 25 years expertise in industries that manufacture and sell equipment, with extensive international and domestic experience. Mr. Ackles is an internationally recognized creator of aquatic technologies, and has been involved with numerous equipment based industries including oil and mineral exploration, logging, heavy construction, and aquatic environmental management. Mr. Ackles has introduced and sold equipment in Canada, USA, Middle East, Africa, and South America.

     Shane Kerpan: Mr. Kerpan earned a degree in Business Administration from Simon Fraser University and has worked in a variety of staff management positions in both the private and non-profit sectors. Mr. Kerpan also possesses experience in project management and evaluation plus has provided the Company with assistance in project research, development of multi-media presentations and public relations.

     Claus Wagner-Bartak--Dr. Claus Wagner-Bartak was appointed to the Board of Directors in July, 1997, to fill a vacancy. Dr. Wagner-Bartak was the founder of Spar-Aerospace, the corporation contracted to develop and build the robotic arm that is presently used on the NASA Space Shuttle, that arm being named the "Canada-arm".


       Information concerning our Board of directors and its Committees

     Directors receive no remuneration at this time. All Company Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Our Company has not established committees of the Board of Directors.


                            Executive Compensation

                                                                                        Long Term Compensation
                                        Annual Compensation                                      Awards
Payouts
                               -----------------------------------              --------------------------------------------
(a)                            (b)      (c)        (d)         (e)              (f)            (g)           (h)         (I)
Name                                                           Other  (1)                      Securities                All
and                                                            Annual          Restricted      Underlying                Other
Principal                                                      Compen            Stock         Options/      LTIP        Compen
Position                        Year   Salary     Bonus        sation($)        Award($)       Sar (#)      Payouts($)   sation ($)
President/CEO                 2000    $84,000       0            0                 0             0             0            0
Secretary                     2000          0       0            0                 0             0             0            0
Director                      2000          0       0            0                 0             0             0            0
Key Personnel:                2000          0       0            0                 0             0             0            0
Total:                                $84,000       0            0                 0             0             0            0
Directors as a
Group                                 $84,000       0            0                 0             0             0            0


Chief Executive Officer Compensation:

     As of the filing date of this registration statement, Mr. Ackles' employment agreement has been approved by the Board of Directors but has not been formalized into a written document. Mr. Ackles has been granted an annual salary of $84,000.

(1)  Long Term Incentive Plans (Options)

     There are no long- term incentive plans currently in effect. However, the Board of Directors has granted the directors and officers of the Company stock options that are intended to place each director and officer in an equity position in our Company that roughly equates to their original percentage of shares owned in our Company. These options were issued on February 22, 2000 and are exercisable in whole or in part for five years from the date of issue at an exercise price of $0.52. The number of above options issued were 1,425,250 and are as follows:

                    1.  Gary Ackles -             1,202,500
                    2.  Clause Wagner-Bartuk -      117,500
                    3.  Shane Kerpan -              105,250

To date none of these options have been exercised.

Compensation of Directors

     Directors receive no remuneration for their services as directors at this time.



                Certain Relationships and Related Transactions


     On February 22, 1999, the Board of Directors authorized the issuance of stock options to certain officers and directors of our Company. The options were vested immediately and would have expired on February 22, 2004. The exercise price was pegged at market price on the date the options were granted. These options were exercised April 13, 1999 at $0.03 per share as follows: 1) 3,250,000 shares of common stock to Gary Ackles, 2) 115,000 shares of common stock to Shane Kerpan, and 3)150,000 shares of common stock to Claus Wagner - Bartak.

     On February 22, 2000, the Board of Directors authorized and granted the issuance of stock options to certain officers and directors of our Company. The options were vested immediately and will be exercisable in whole or in part for five years from the date of issue. The exercise price was pegged at market price on the date the options were granted. The options granted on February 22, 2000 (at $0.52 per share) are as follows: 1) 1,202,500 shares of common stock to Gary Ackles, 2) 105,250 shares of common stock to Shane Kerpan, and 3) 117,500 shares of common stock to Claus Wagner- Bartak.



        Security Ownership of Certain Beneficial Owners and Management


     The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of our Company's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

Name and Address                Shares Owned Beneficially(1)  Percent of Class
-----------------               ----------------------------  ----------------
Gary J. Ackles
3498 Salmon River Bench Rd            5,652,500                           12.5%
Vernon, B.C. V1T 8Z7

Claus Wagner-Bartak
4092 Lee Highway                        317,500                            0.7%
Arlington, VA 22207

Shane Kerpan
816 George Ann Street                   220,250                            0.5%
Kamloops, B.C. V2C 1L5

Officer/Director as a Group           6,190,250                           13.7%


(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

                           Description of Securities

General
-------

     As of the date of this Registration Statement, the authorized capital stock of our Company consists of 50,000,000 shares of Common Stock, $.001 par value, of which 37,425,985 shares are issued and outstanding plus 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. There are approximately 257 shareholders that are not in street name. The following is a description of the securities of our Company taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect.

Common Stock
------------

      Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and the shares offered hereby, upon issuance, will be, fully paid and non assessable.

Preferred Stock
---------------

     There are 10,000,000 shares of preferred stock, $0.001 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. No Preferred Stock are issued or outstanding at this time. There are no present plans by the Company's Board of Directors to issue preferred shares or to address the rights to be assigned to such shares.

Warrant and Options:
-------------------

     In May, 2000 our Company issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share. These warrants expire May 4, 2003. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     As of July 31, 2000, there were a total of 1,425,250 options outstanding to purchase our Company's common stock at an exercise price of $0.52 per share, which was the market price of the options on the granting date of February 22, 2000. These options expire on February 22, 2005.

     Pursuant to a consulting agreement, our Company has also committed to issuing 25,000 common shares and a minimum of 25,000 stock purchase warrants in exchange for services to be provided in the next fiscal year. Under the agreement an additional 75,000 stock purchase warrants may be issued if the Company's stock price reaches certain thresholds. Each stock purchase warrant would enable the holder to purchase one of the Company's common shares at an exercise price of $0.75 per share until May 24, 2005.



Shares Eligible for Future Sale
-------------------------------

     On the date of this offering our Company has 37,425,985 shares of Common Stock outstanding. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. This offering is registering 6,377,000 shares of common stock all of which will be freely tradable without restriction or further registration under the Securities Act. This includes: a) 2,800,000 shares representing the conversion of the 12% debentures and related interest expense; b) 2,500,00 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures, and c) 327,000 of other selling shareholders, plus 750,000 warrants to be registered in connection with the secured convertible debenture purchase agreement.

Selling Shareholders
--------------------

     The Shares being offered for resale by our Selling Stockholders are issuable to our Selling Stockholder pursuant to the secured convertible debenture purchase agreement (see Exhibit 10.1). Additionally, certain shares are being offered for sale by our Selling Stockholders with piggyback registration rights.


     Recent Financing

     On May 4, 2000, pursuant to a Secured Convertible Debenture Purchase Agreement, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to purchase an aggregate of $1,500,000 of 12% Convertible Debentures, be completed in two traunches, the first traunche of $500,000 was received on the execution of the agreement and the second traunche of $1,000,000 is due within thirty days after the effective date of this registration. These debentures are convertible (plus related interest expense) into the Company's common stock at the lesser of (1) $.60 per share and (2) 70% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date plus warrants to purchase, respectively, a total of 250,000 and 500,000 shares of common stock from the Company. The warrants to be issued to AJW Partners and New Millennium Capital Partners are each exercisable at an exercise price per share of $0.69. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each date of conversion, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. Any debentures outstanding on May 4, 2001, automatically convert into shares of our common stock at the then applicable conversion price. The debentures are redeemable under certain circumstances as stated in the Convertible Debenture (see exhibit 10.3).

     Each holder of the 12% convertible debenture may not convert its securities into shares of the Company's common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days' notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures, and consequently the number of shares of the Company's common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners II cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners II. The number of shares of the Company's common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners II includes the shares of the Company's common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% of the Company's common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants.

     The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. The table reflects: (1) the number of shares issuable upon conversion of debentures pursuant to the secured convertible debenture purchase agreement, (2) shares issuable upon exercise of warrants pursuant to the secured convertible debenture purchase agreement and
(3) shares issuable upon conversion of certain convertible debentures with piggyback registration rights. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants, convertible Preferred Stock or other purchase rights, to the extent exercisable within 60 days of the date of this Prospectus, are treated as outstanding for purposes of computing each Selling Shareholder's percentage ownership of outstanding common shares.



                                        Shares Beneficially             Shares         Shares Beneficially Owned
                                        Owned                           Offered        After Offering
Selling                                 Prior to the                    For            If All Offered
Stockholder (1)                         Offering (2)                    Sale (3)       Shares Are Sold (3)
--------------                          ---------------------------     --------       -------------------
                                        Number of Shares Percentage                    Number of Shares  Percentage
Sean Nevitt                             274,000                .604%      137,000         137,000          .302%
Matthew Lothian                         200,000                .441%      100,000         100,000          .220%
Letchworth Investments                  90,000                 .197%       90,000               0             0%
AJW Partners, LLC                       2,267,211 (4)         4.999%    3,025,000               0             0%
New Millennium Capital Partners, LLC    2,267,211 (4)         4.999%    3,025,000               0             0%

(1) No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

(2) Assumes that all convertible debentures have been converted and that all warrants have been exercised into common stock.

(3) Assumes no sales are effected by the Selling Stockholder during the offering period other than pursuant to this offering and that all shares offered will be issued and sold.

(4) Includes the shares of our common stock issuable to AJW Partner and New Millennium Capital Partners, subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants.

(5) Percentages are based on 45,353,235 shares of our common stock outstanding on a fully diluted basis as of August 16, 2000.

(6) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price equal to the lesser of (a) $0.60 and (b) 70% of the average of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the conversion date and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants.



                             Plan of Distribution


     The selling stockholders and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

     Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account

     An exchange distribution following the rules of the applicable exchange

     Privately negotiated transactions

     Short sales or sales of shares not previously owned by the seller

     Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

     A combination of any such methods of sale

     Any other lawful method


The Selling stockholders may also engage in:

     Short selling against the box, which is making a short sale when the seller already owns the shares

     Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

     Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus

     Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

     Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.


     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.


     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

     If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


                               Legal Proceedings

     Our Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

                                    Experts

     Our financial statements in the prospectus of this Form SB-2 registration statement have been audited by KPMG, LLP Chartered Accountants, as disclosed in their report appearing elsewhere in this registration statement.

                                 Legal Matters

     Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, attorney at law. Owen Naccarato does not beneficially own any shares of the company.

                          Other available information

     We are subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to Aquatic Cellulose International Corp., Attn: Gary J. Ackles, 3704 32/nd/ Street Suite 301, Vernon, BC VIT5N6, Voice:1-800-565-6544.

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates. Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.
                                                                    ------------

Visitors to the site may access such information by searching the EDGAR archives on this web site.


                                Indemnification

     The Company's Articles of Incorporation do not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Consistent with the overall scope of Section78.751 of the Nevada Revised Statutes, Article VI of the Company's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of the Company who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by the Company from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in the Company's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

     The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified.

     The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of the Company or any affiliate of the Company on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. The Company's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

                             Financial Statements

Our Financial Statements begin on page F-1

                     Consolidated Financial Statements of

                               AQUATIC CELLULOSE
                              INTERNATIONAL CORP.

                             May 31, 2000 and 1999


                     Index To Audited Financial Statements


Independent Auditor's Report                                                 F-2

Consolidated Balance Sheets as of May 31, 2000 and 1999                      F-3

Consolidated Statements of Loss for the years ended May 31,
2000 and 1999                                                                F-4

Consolidated Statement of Stockholders' Equity (Deficit) and
Comprehensive Income for the years ended May 31, 2000 and1999                F-5

Consolidated Statements of Cash Flows for the years ended May 31,
2000 and 1999                                                                F-6

Notes to Consolidated financial Statements                                   F-7

                          INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholders of Aquatic Cellulose International Corp.

We have audited the consolidated balance sheets of Aquatic Cellulose International Corp. and subsidiary, as at May 31, 2000 and 1999 and the consolidated statements of loss, stockholders' equity (deficit) and comprehensive income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Aquatic Cellulose International Corp. and subsidiary as at May 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1a) to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in note 1a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"signed KPMG LLP"

Chartered Accountants


Kelowna, Canada

July 24, 2000

AQUATIC CELLULOSE INTERNATIONAL CORP.


Consolidated Balance Sheets
$ United States

May 31, 2000 and 1999

============================================================================
                                                          2000          1999
----------------------------------------------------------------------------

Assets

Current assets
    Cash                                           $   271,864   $   100,906
    Accounts receivable                                268,813         7,734
    Share subscriptions receivable                           -       250,000
    ------------------------------------------------------------------------
                                                       540,677       358,640

Capital assets (note 2)                                  4,228         6,226

----------------------------------------------------------------------------
                                                   $   544,905   $   364,866
----------------------------------------------------------------------------

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
    Accounts payable and accrued liabilities       $   167,685   $    24,060
    Convertible debentures payable (note 3)            500,000             -
    ------------------------------------------------------------------------
                                                       667,685        24,060

Stockholders' equity (deficit)
    Capital stock (note 4)                           2,074,734     1,561,034
    Deficit                                         (2,240,541)   (1,254,793)
    Accumulated other comprehensive income
         Foreign currency translation adjustment        43,027        34,565
    ------------------------------------------------------------------------
                                                      (122,780)      340,806

Commitments (note 5)
----------------------------------------------------------------------------
                                                   $   544,905   $   364,866
============================================================================


See accompanying notes to consolidated financial statements


On behalf of the Board:

________________________  Director

________________________  Director

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Loss
$ United States

Years ended May 31, 2000 and 1999

===============================================================
                                               2000        1999
---------------------------------------------------------------

Sales                                     $ 353,125   $   3,070
Cost of sales                               347,827           -
---------------------------------------------------------------
                                              5,298       3,070
Expenses
   Amortization                               1,904       2,160
   Financing fees                            76,500           -
   Engineering design                        60,693      80,288
   Selling, general and administrative      851,949     404,091
   ------------------------------------------------------------
                                            991,046     486,539

---------------------------------------------------------------
Loss for the year                         $(985,748)  $(483,469)
---------------------------------------------------------------

Weighted average number of shares        36,842,267  19,014,620

Loss per share - basic and diluted           $(0.03)     $(0.03)
===============================================================


See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statement of Stockholders' Equity (Deficit) and Comprehensive
Income
$ United States

Years ended May 31, 2000 and 1999

========================================================================================================

                                          Capital Stock                        Accumulated         Total
                                      ---------------------                          Other  Stockholders
                                         Number                              Comprehensive        Equity
                                      of Shares      Amount         Deficit         Income      (Deficit)
--------------------------------------------------------------------------------------------------------
Balance, May 31, 1998                10,177,649  $  739,665     $  (771,324)       $33,268     $   1,609

Issued for cash                      14,113,336     383,323               -              -       383,323
Issued upon exercise of
 options                              3,515,000     105,450               -              -       105,450
Issued for services                   6,798,000     188,046               -              -       188,046
Subscribed shares                     2,000,000     250,000               -              -       250,000
Notes receivable (note 6)                     -    (105,450)              -              -      (105,450)
--------------------------------------------------------------------------------------------------------
                                     26,426,336     821,369        (771,324)        32,268       822,978
Comprehensive income:
 Loss                                         -           -        (483,469)             -      (483,469)
 Foreign currency translation
  adjustment                                  -           -               -          1,297         1,297
--------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                                                                     (482,172)
--------------------------------------------------------------------------------------------------------
Balance, May 31, 1999                36,603,985   1,561,034      (1,254,793)        34,565       340,806

Issued for cash (note 5)                100,000      50,000               -              -        50,000
Issued for services (note 5)            722,000     463,700               -              -       463,700
--------------------------------------------------------------------------------------------------------
                                     37,425,985   2,074,734      (1,254,793)        34,565       854,506
Comprehensive income:
 Loss                                         -           -        (985,748)             -      (985,748)
 Foreign currency translation
  adjustment                                  -           -               -          8,462         8,462
--------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                                                                     (843,786)

--------------------------------------------------------------------------------------------------------
Balance, May 31, 2000                37,425,985  $2,074,734     $(2,240,541)       $43,027     $(122,780)
========================================================================================================

See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Cash Flows
$ United States

Years ended May 31, 2000 and 1999

============================================================================================
                                                                      2000            1999
--------------------------------------------------------------------------------------------
Operating activities
   Cash received from customers                                    $  92,046       $   3,070
   Cash paid to suppliers, service providers and employees          (653,144)       (306,473)
--------------------------------------------------------------------------------------------
                                                                    (561,098)       (309,543)

Financing
   Issuance of capital stock                                          50,000         383,323
   Receipt of share subscriptions receivable                         250,000               -
   Issuance of debenture                                             500,000               -
   Financing fees paid                                               (76,500)              -
--------------------------------------------------------------------------------------------
                                                                     723,500         383,323

Investing
   Purchase of capital assets                                              -             (79)

Effect of exchange rate changes on cash                                8,556           1,448
--------------------------------------------------------------------------------------------
Increase in cash                                                     170,958          75,149

Cash, beginning of year                                              100,906          25,757
--------------------------------------------------------------------------------------------
Cash, end of year                                                  $ 271,864       $ 100,906
============================================================================================

Additional information disclosed in note 7.


See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

Aquatic Cellulose International Corp. (the "Company") was incorporated under the laws of the State of Nevada. The Company's principal activity is the manufacture under authority, of equipment for underwater harvesting and/or salvaging of submerged timber and the procurement of contracts for the harvest and salvage of submerged timber. In January 2000, the Company commenced significant harvesting operations, and, as such, is no longer a development stage enterprise, as disclosed in prior years.

1.   Significant accounting policies:

     a)   Basis of presentation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Aquatic Cellulose Ltd.

          These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable.

     b)   Translation of Financial Statements

          The Company's subsidiary, Aquatic Cellulose Ltd., operates in Canada and its operations are conducted in Canadian currency.

          The method of translation applied is as follows:

          i) Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.4965 (1999 - $1.474).

          ii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

          iii) The net adjustment arising from the translation is included in accumulated other comprehensive income.

     c)   Capital assets

          Capital assets are recorded at cost. Amortization is provided using the following methods and annual rates which are intended to amortize the cost of assets over their estimated useful life:

          ----------------------------------------------------------------------
          Asset                                    Method           Rate
          ----------------------------------------------------------------------
          Computer equipment            Declining balance             30%
          Furniture and equipment       Declining balance             20%
          Leasehold improvements            Straight-line             20%
          ----------------------------------------------------------------------

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 2
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     c)   Capital assets (continued)

          Costs incurred in the development of the Company's harvesting equipment have been expensed in prior years.

     d)   Revenue recognition

          The Company recognizes sales when goods are shipped and the title and the risks and rewards of ownership have been transferred from the Company to the buyer.

     e)   Management estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

          The collectibility of accounts receivable is based on management estimates. Management reviews its estimate on a quarterly basis and, where necessary, makes adjustments prospectively.

     f)   Financial instruments

          The fair values of the Company's cash, accounts and share subscriptions receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of the instruments. The fair value of the debentures payable approximates their carrying amount as a market rate of interest is attached to their repayment.

          Sales for the year ended May 31, 2000 and accounts receivable as at May 31, 2000 of $262,500 (1999 - $nil) are from one customer resulting from the Company's harvesting project in Brazil. Accordingly, there is a concentration of credit risk. The maximum credit risk exposure for all financial assets is the carrying amount of those assets.

     g)   Loss per share

          Loss per share is calculated based on the loss for the year and the weighted average number of shares outstanding during the year. For all years, the effect of potential common stock equivalents, was anti dilutive.

     h)   Stock option plan

          The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 3
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     h)   Stock option plan (continued)

          SFAS No. 123, "Accounting for Stock-Based compensation," established accounting and disclosure requirements using fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

     i)   Income taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

          Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess.

     j)   Commitments and contingencies

          Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties which are probable of realization are separately recorded, and are not offset against the related environmental liability, in accordance with Financial Accounting Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

     k)   New accounting pronouncement

          In June, 1998, the Financial Accounting Standards board issued SFAS no. 133, "Accounting for Derivative Instruments and Hedging Activities." Adoption of this standard is not expected to have a significant impact on the Company's results of operations or financial position.

2.   Capital assets:

=========================================================================
                                                             2000
-------------------------------------------------------------------------
                                           Accumulated       Net book
                                   Cost    amortization      value
-------------------------------------------------------------------------
Computer equipment             $   2,287   $   1,620      $       667
Furniture and equipment            4,569       1,977            2,592
Leasehold improvements             4,853       3,884              969
-------------------------------------------------------------------------
                               $  11,709   $   7,481      $     4,228
=========================================================================

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 4
$ United States

Years ended May 31, 2000 and 1999

-----------------------------------------------------------------------

2.  Capital assets (continued):

     ==================================================================
                                                               1999
     ------------------------------------------------------------------
                                              Accumulated    Net book
                                    Cost      amortization    value
     ------------------------------------------------------------------
     Computer equipment           $   2,323   $      1,356   $    967
     Furniture and equipment          4,639          1,349      3,290
     Leasehold improvements           4,927          2,958      1,969
     ------------------------------------------------------------------
                                  $  11,889   $      5,663   $  6,226
     ==================================================================

3.        Convertible debentures payable:

     Convertible debentures payable bear interest at 12%, due on a quarterly basis from June 30, 2000 and are secured by a first priority interest in the Company's accounts receivable, inventories, capital assets and general intangibles. The debentures are due on May 4, 2001 and are convertible into the Company's common shares at the lesser of $0.60 per share and 70% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date. If unpaid as at May 4, 2001, the debentures will automatically convert to common shares.

4.        Capital stock:

     a)   Authorized:

          50,000,000 common shares with a par value of $0.001 per share 10,000,000 preferred shares with a par value of $0.001 per share, issuable in series

     b)   Stock purchase warrants:

          --------------------------------------------------------------------------------------------
                                 Price per     Outstanding                               Outstanding
          Expiry Date                share    May 31, 1999     Issued     Exercised     May 31, 2000
          --------------------------------------------------------------------------------------------
          May 4, 2003            $    0.69               -     250,000            -        250,000
          ==========================================================================================

     c)   Stock options:

          The Company's stock options vested on the date of issue.

          ==========================================================================================
                                 Price per     Outstanding                               Outstanding
          Expiry Date                share    May 31, 1999     Issued     Exercised     May 31, 2000
          --------------------------------------------------------------------------------------------
          February 22, 2005      $    0.52               -   1,425,250            -      1,425,250
          ==========================================================================================
          ==========================================================================================
                                 Price per     Outstanding                               Outstanding
          Expiry Date                share    May 31, 1999     Issued     Exercised     May 31, 1999
          --------------------------------------------------------------------------------------------
          February 22, 2004      $    0.03               -   3,515,000    3,515,000              -
          ==========================================================================================

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 5
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

4.   Capital stock (continued):

     c)   Stock options (continued):

          The Company applies APB Opinion No. 25 in accounting for its Stock Option Plan and, accordingly, because options have been granted at the current market price on the issue date, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation costs based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's loss for the year would have been increased to the proforma amounts below:

          ----------------------------------------------------------------------
                                             2000            1999
          ----------------------------------------------------------------------
          Loss for the year
             As reported                  $  985,748       $483,469
             Proforma                     $1,424,955       $505,346

          Loss per share
             As reported                  $     0.03       $   0.03
             Proforma                     $     0.04       $   0.03
          ======================================================================

     The fair value of the options has been determined using the Black Scholes Method using the expected life of the options, a volatility factor of 161% (1999 -139%), a risk-free rate of 6.22% (1999 - 4.50%) and no assumed dividends.

5.   Commitments:

     a) Pursuant to a consulting agreement, the Company has committed to issuing 25,000 common shares and a minimum of 25,000 stock purchase warrants in exchange for services to be provided in the next fiscal year. Under the agreement an additional 75,000 stock purchase warrants may be issued if the Company's stock price reaches certain thresholds. Each stock purchase warrant would enable the holder to purchase one of the Company's common shares at an exercise price of $0.75 per share until May 24, 2005.

     b) Pursuant to agreements with two service providers, the Company is committed to issuing an aggregate of 227,000 common shares in payment for services rendered to the Company during the 2000 fiscal year. The value of the services provided was determined to be $133,500 based upon the market value of the shares earned on the applicable dates of entitlement. These obligations are included in accounts payable and accrued liabilities at May 31, 2000.

     c) The Company is committed to issuing an additional 100,000 shares, without further consideration, to an investor who purchased 100,000 shares for $50,000 cash during the 2000 fiscal year.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 6
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

6.   Notes receivable:

     During the year ended May 31, 1999, the Company loaned $105,450 to three Directors for the exercise of Company stock options (note 4c). These notes are unsecured, do not bear interest and are due on July 24, 2001.

7.   Statement of cash flows:

     Cash flows from operating activities under the indirect method are as follows:

     ==============================================================================================
                                                                            2000        1999
     ----------------------------------------------------------------------------------------------
     Loss for the year                                                   $(985,748)  $(463,469)
     Non-cash items
        Amortization                                                         1,904       2,160
        Common stock issued for services                                   463,700     188,046
     Financing fees paid                                                    76,500           -
     (Increase) decrease in accounts receivable                           (261,079)     14,012
     Decrease in deposit                                                         -       9,419
     Increase (decrease) in accounts payable and accrued liabilities       143,625     (39,711)
     ----------------------------------------------------------------------------------------------
     Cash used in operating activities                                   $(561,098)  $(309,543)
     ==============================================================================================

     During the fourth quarter, the Company issued common shares in exchange for services amounting to $463,700. In the year ended May 31, 1999, the Company issued common shares in exchange for services amounting to $188,046 and issued shares on the exercise of stock options in the amount of $105,450 in exchange for notes receivable. As these transactions did not involve cash, they have not been reflected in the statements of cash flows.

8.   Income taxes:

     The Company has non-capital losses available to reduce future years' income for income tax purposes. Management is unable to assert that it is more likely than not that the Company will realize the benefit of these loss carry forwards and, as such, a valuation allowance equal to the total loss carry forwards has been provided. These losses expire as follows:


     ===========================================================================
     2003                                                   $  253,000
     2005                                                      473,000
     2006                                                      484,000
     2007                                                      777,000
     ---------------------------------------------------------------------------
                                                            $1,987,000
     ===========================================================================

9.   Comparative figures:

     Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

               PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
               -------------------------------------------------


Indemnification of Directors and Officers


Nevada Corporation Law permits a corporation organized under Nevada Law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not improper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.


SEC Registration Fee                $   1,071.50
Printing and Engraving Expenses     $   2,000.00
Legal Fees and Expenses             $  25,000.00
Accounting Fees and Expenses        $  15.000.00
Transfer Agent Fees                 $   2,000.00
Blue Sky Fees                       $   2,000.00
Miscellaneous                       $   5,000.00

                                    ------------
Total                               $  52,071.50

Recent Sales of Unregistered Securities

     A total of 27,148,336 shares of common stock, par value $.001 (the "Shares"), have been issued by the Company since July 31, 1998 for cash or services rendered to the Company, absent registration under the Securities Act of 1933, as amended (the "Securities Act"). Part of these shares were offered pursuant to the exemption provided by Rule 504 of Regulation D (10,523,336 Shares) where such offering price in the aggregate did not exceed $1,000,000 and all purchasers were accredited investors as defined in Rule 501(a) of Regulation D, with the remaining shares offered pursuant to the exemption provided by
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering for payment of services provided by vendors and/or consultants. The Shares issued are as follows.


     In August, 1998, the Company issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $.027 per share or $27,000. Additionally, 420,000 restricted Shares were issued to Chelsey Technology Corp. for services valued at $.027 per share (a 55% discount to market) which amounted to

$11,340 as payment for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In October, 1998, the Company issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $.027 per share. 500,000 restricted Shares were issued to P. Daoust valued at $.027 per Share (approximately 50% of market value) as compensation for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In November, 1998, the Company issued 500,000 restricted Shares to NIKA Resources Ltd. for cash at $.10 per share (a negotiated settlement amount). The Company issued 500,000 restricted Shares to Big Rock Marketing Inc. for cash at $.027 per share and 28,000 restricted shares to Phoenix Media Group, Ltd. at $.027 per share for services rendered to the Company ($.027 was approximately market value and these shares represented fair value for services rendered). The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In December, 1998, the Company issued 3,000,000 restricted shares to various consultants for public relations services rendered valued at $.027 share per share, 240,000 restricted Shares to Sean Ackles for cash at $.10 per share and 250,000 restricted shares to Big Rock Marketing Inc. for cash at $.053 per share. The issuance price represented approximately market value of the shares at the time of issuance. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In January, 1999, the Company issued 1,350,000 restricted shares to various consultants and vendors for services and product rendered. These shares were valued at $.027 per share (approximately market value and represented fair value for services rendered). These shares were issued pursuant to the exemption
                      -
provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In February, 1999, the Company issued 10,523,336 shares to various investors pursuant to the exemption to registration provided under Rule 504 of Regulation D of the Securities Act of 1933, as amended. These shares were sold for cash at $.024 per share (sale price was set at approximately a 30% discount to market at the time of filing).

     In April 1999, the Company issued 6,515,000 shares of restricted stock pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." as follows: 1) the Company issued 3,515,000 restricted shares to various Officers of the Company who exercised options granted in February, 1999 for services rendered in their positions. These shares were valued at $.03 per share, which was market value on the date the options were granted; 2) the Company issued 1,000,000 restricted shares valued at $.03 per share to Consultants for public relations services rendered to the Company; 3) 1,500,000 and 500,000 restricted shares were issued to Big Rock Marketing Group for cash at $.10 and $.20 per share.

     In May, 1999, the Company issued 500,000 restricted shares to Big Rock Marketing Group valued at $.03 per share (price reflected market price) for public relations services rendered to the Company and these shares represented fair value for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In May, 2000, we issued 100,000 restricted Shares valued at $.50 per share (price reflected market value) for cash to Matt Lothian pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering."

     In December through May, 2000, the Company issued 722,000 restricted shares valued at an average of $.642 per share (price reflected market price) for services, pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering."

Exhibits:

3.1.1 *  Articles of Incorporation filed February 28, 1997

3.1.2 *  Certificate Amending Articles of Incorporation filed on November 19,
         1997

3.2 *    Bylaws

4.1      Form of Common Stock Certificate

4.2      Form of Warrant Agreement with Form of Warrant Election to Purchase

5.1      Opinion re:Legality

10.1     Form of Secured Convertible Debenture Purchase Agreement

10.2     Form of Registration Rights Agreement

10.3     Form of 12% Convertible Debenture

10.4     Form of Security Agreement

23.1     Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)

23.2     Consent of KPMG LLP

27.1     Financial Data Schedule

* Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.000-27063) on Form 10SB12G and incorporated by reference herein.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vernon, B.C. VIT 5N6, on August 18, 2000.

                     Aquatic Cellulose International Corp.

                             By: /s/ Gary Ackles
                                 ---------------
                                     Gary Ackles
                                     Director, Chief Executive Officer,
                                     President and Chief Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

/s/ Gary Ackles          Director, Chief Executive Officer,      August 18, 2000
    -----------
    Gary Ackles          President and Chief Accounting Officer


/s/ Claus Wagner-Bartak  Director                                August 18, 2000
    -------------------
    Claus Wagner-Bartak

Exhibits


     3.1.1 *  Articles of Incorporation filed February 28, 1997
     3.1.2 * Certificate Amending Articles of Incorporation filed on November 19, 1997
     3.2   *  Bylaws
     4.1      Form of Common Stock Certificate
     4.2      Form of Warrant Agreement with Form of Warrant Election to
              Purchase
     5.1      Opinion re:Legality
     10.1     Form of Secured Convertible Debenture Purchase Agreement
     10.2     Form of Registration Rights Agreement
     10.3     Form of 12% Convertible Debenture
     10.4     Form of Security Agreement
     23.1     Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
     23.2     Consent of KPMG LLP
     27.1     Financial Data Schedule

* Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.000-27063) on Form 10SB12G and incorporated by reference herein.